EXHIBIT 2.3


                FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of the 11th day of December, 1995 (the "Amendment") by and among Foodbrands America, Inc. ("Foodbrands"), TNT Crust, Inc. ("TNT" or the "Company"), and Morgan Stanley Capital Partners III, L.P. for itself and as Agent for Roger LeBreck, MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., BT Investment Partners, Inc., JSS Management Company, Ltd., Horst W. Schroeder, Trustee of the Living Trust of Horst W. Schroeder dated May 24, 1985, or successor trustee and 780 Partners, a Wisconsin general partnership, shareholders of TNT (hereinafter referred to collectively as the "Shareholders"), with reference to the following circumstances:

          A. Foodbrands, TNT and the Shareholders entered into that certain Stock Purchase Agreement dated as of November 22, 1995 (the "Agreement").

          B. Foodbrands, TNT and the Shareholders mutually desire to amend the Agreement.

          C. It is the mutual benefit of Foodbrands, TNT and the Shareholders to amend the Agreement.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Foodbrands, TNT and the Shareholders amend the Agreement as follows:

          1.   The Amendments.

               (a)  Section 1.02 of the Agreement is hereby
amended by the deletion of the date "December 4, 1995" appearing in the seventh line and the substitution therefor of the date
"December 18, 1995".

               (b) Section 2.01(a) of the Agreement is hereby amended by the deletion of the figure "$500,000" appearing in the fifth and twenty third lines and the substitution therefor of the figure "$410,000".

          2. The Agreement. The term "Agreement" as used in the Agreement and this Amendment shall hereinafter mean the Agreement as amended by this Amendment. The Agreement, as amended hereby, shall continue in full force and effect and in accordance with the terms thereof.

          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.


"FOODBRANDS"                       FOODBRANDS AMERICA, INC.



                                   By: /s/ R. Randolph Devening
                                      R. Randolph Devening,
                                      Chairman, President and
                                      Chief Executive Officer


"THE COMPANY"                      TNT CRUST, INC.



                                   By: /s/ Roger E. LeBreck
                                      Roger E. LeBreck,
President


"SHAREHOLDERS"                    MORGAN STANLEY CAPITAL PARTNERS
                                  III, L.P. FOR ITSELF AND AS
                                  AGENT FOR ROGER LEBRECK, MSCP
                                  III 892 INVESTORS, L.P., MORGAN
                                  STANLEY CAPITAL INVESTORS,
                                  L.P., BT INVESTMENT PARTNERS,
                                  INC., JSS MANAGEMENT COMPANY,
                                  LTD., HORST W. SCHROEDER,
                                  TRUSTEE OF THE LIVING TRUST OF
                                  HORST W. SCHROEDER DATED MAY
                                  24, 1985, OR SUCCESSOR TRUSTEE
                                  AND 780 PARTNERS, A WISCONSIN
                                  GENERAL PARTNERSHIP



                                   By: /s/ Lawrence B. Sorrel
                                      Vice President
                                      Morgan Stanley Capital
                                      Partners, III, Inc.
                                      General Partner of MSCP
                                      III; L.P., its General
                                      Partner